UNITED STATESPRIVATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 10, 2026

QNB Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-17706	23-2318082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 North Third Street, P.O. Box 9005, Quakertown, PA 18951-9005

(Address of principal executive offices, including zip code)

(215) 538-5600

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	QNBC	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 9, 2026, the Company held its 2026 Annual Meeting of Shareholders for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders of the Company voted on the following proposals stated in the Proxy Statement dated April 30, 2026.

As of the record date for the Annual Meeting, holders of a total of 4,993,046 shares of the Company’s Common Stock were entitled to vote on the matters considered at the Annual Meeting. The proposals voted on and a record of the vote on each matter presented to the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1: Election of Class II Directors to serve a term of three years and until their successors are elected:

Name	Votes For	Votes Withheld	Broker Non-Votes
Laurie A. Bergman	2,654,204	36,349	546,197
Randy S. Bimes	2,648,199	42,134	546,197
Kenneth F. Brown, Jr.	2,639,694	50,859	546,197
Randall E. Stauffer	2,639,847	50,706	546,197

Proposal No. 2: To approve and adopt the 2026 Employee Stock Purchase Plan:

Votes	Votes		Broker
For	Against	Abstain	Non-Votes
2,630,365	35,230	24,958	546,197

Proposal No. 3: To ratify the appointment of Baker Tilly US, LLP as QNB’s independent registered public accounting firm for 2026:

Votes For	Votes Against	Abstain
3,210,074	9,332	17,344

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QNB Corp.

By:	/s/ Jeffrey Lehocky
Jeffrey Lehocky
Chief Financial Officer

Dated: June 10, 2026